Exhibit 99.2

UPEK, Inc.
Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Page(s)
Interim Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets at June 30, 2010 and
December 31, 2009	2

Unaudited Condensed Consolidated Statements of Operations for six months ended
June 30, 2010 and 2009	3

Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended
June 30, 2010 and 2009	4

Notes to Interim Unaudited Condensed Consolidated Financial Statements	5–20

UPEK, Inc.
Unaudited Condensed Consolidated Balance Sheets
June 30, 2010 and December 31, 2009

	June 30,	December 31,
(in thousands of dollars, except share and per share amounts)	2010	2009

Assets
Current assets
Cash and cash equivalents	$3,182	$5,781
Accounts receivable, net	5,307	2,641
Inventories	1,634	1,875
Deferred cost of revenue	1,085	794
Prepaid expenses and other current assets	923	741
Total current assets	12,131	11,832
Property and equipment, net	1,377	1,855
Other noncurrent assets	3,594	3,595
Goodwill	2,738	2,738
Total assets	$19,840	$20,020
Liabilities, Mandatorily Redeemable Convertible Preferred Stock and
Stockholders' Deficit
Current liabilities
Accounts payable	$5,492	$3,398
Accrued liabilities	1,978	3,446
Deferred revenues	2,488	2,210
Convertible Promissory notes	5,700	-
Total current liabilities	15,658	9,054
Income taxes payable	4,319	4,319
Other long-term liabilities	63	68
Warrant liability	-	1,500
Total liabilities	20,040	14,941
Commitments and contingencies (Note 5)
Mandatorily redeemable convertible preferred stock
Preferred stock, $0.0001 par value - 16,167,753 shares authorized, 11,897,619 shares issued and
outstanding as of June 30, 2010, 12,228,948 shares issued and outstanding as of December 31, 2009	46,828	47,091
(Liquidation preference $57,638 as of June 30, 2010-unaudited)
Stockholders' deficit
Common stock, $0.0001 par value - 46,000,000 shares authorized, 6,532,004 shares issued and outstanding as of June 30, 2010, 6,200,675 shares issued and outstanding
as of December 31, 2009	1	1
Additional paid-in capital	19,031	18,650
Accumulated deficit	(66,195)	(61,109)
Accumulated other comprehensive income	135	446
Total stockholders' deficit	(47,028)	(42,012)
Total liabilities, mandatorily redeemable convertible
preferred stock and stockholders' deficit	$19,840	$20,020

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

UPEK, Inc.
Unaudited Condensed Consolidated Statements of Operations
Six months ended June 30, 2010 and June 30, 2009

	Six Months Ended June 30,
(in thousands of dollars)	2010	2009

Revenue	$11,738	$8,095
Cost of revenue	7,566	5,186
Gross profit	4,172	2,909
Operating expenses
Research and development	4,276	4,282
Sales and marketing	2,752	2,758
General and administrative	4,503	2,483
Total operating expenses	11,531	9,523
Loss from operations	(7,359)	(6,614)
Other income (expense)
Benefit from change in warrant carrying value	1,500	783
Interest income	2	24
Interest and other income (expense), net	783	(203)
Loss before income taxes	(5,074)	(6,010)
Provision for income taxes	12	53
Net loss	$(5,086)	$(6,063)

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

UPEK, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
Six months ended June 30, 2010 and 2009

	Six Months Ended June 30,
(in thousands of dollars)	2010	2009

Cash flows from operating activities
Net loss	$(5,086)	$(6,063)
Adjustments to reconcile net loss to net cash used in
operating activities
Depreciation and amortization	622	1,214
Change in carrying value of warrant liability	(1,500)	(783)
Deferred income taxes	(5)	(45)
Stock-based compensation	120	286
Options issued in exchange for services	-	32
Provision for doubtful accounts	29	-
Interest accrued on convertible promissory notes	90	78
Changes in assets and liabilities
Accounts receivable	(2,695)	319
Inventories	241	820
Deferred cost of revenue	(291)	636
Prepaid expenses and other assets	(74)	457
Accounts payable	2,079	(2,821)
Accrued and other liabilities	(1,876)	(1,049)
Deferred revenue	278	(1,127)
Net cash used in operating activities	(8,068)	(8,046)
Cash flows from investing activities
Purchase of property and equipment	(76)	(528)
Net cash used in investing activities	(76)	(528)
Cash flows from financing activities
Net proceeds from issuance of convertible promissory notes	5,610	5,394
Repayments on bank loans	-	(211)
Net cash provided by financing activities	5,610	5,183
Net decrease in cash and cash equivalents	(2,534)	(3,391)
Effect of exchange rates on cash and cash equivalents	(65)	(80)
Cash and cash equivalents at beginning of period	5,781	7,998
Cash and cash equivalents at end of period	$3,182	$4,527

The accompanying notes are an integral part of these interim unaudited condensed consolidated financial statements.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

1.	Description of the Business and Basis of Presentation

UPEK, Inc. (“UPEK” or the “Company”) was incorporated in the state of Delaware on December 2, 2003.  UPEK acquired certain assets and assumed certain liabilities of the biometric fingerprint security business of STMicroelectronics N.V. (“STM”), known as the TouchChip business unit (“TouchChip”), and commenced operations as a standalone company on March 4, 2004.  Prior to the acquisition, UPEK had no significant operations, and TouchChip was an operating unit of STM and did not operate as a standalone entity. The acquisition was accounted for as a purchase business combination with UPEK as the acquiring entity.  Accordingly, the acquisition was accounted for under the purchase method of accounting and assets and liabilities acquired and equity instruments issued were recorded at fair value.

UPEK designs, develops and markets fingerprint authentication security solutions that have been integrated into a broad range of commercial, consumer and government applications.  The Company’s customers are primarily original design manufacturers (“ODMs”) or distributors that supply original equipment manufacturers (“OEMs”) in the computing, communications and consumer end markets.

Liquidity
The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern.  For the six months ended June 30, 2010, the Company incurred a net loss of approximately $5.1 million and used approximately $8.1 million of cash for operations.  As of June 30, 2010, the Company had an accumulated deficit of approximately $66.2 million and cash and cash equivalents of approximately $3.2 million.  The Company operates in an industry characterized by intense competition, supply shortages or oversupply, rapid technological change, declining average selling prices and rapid product obsolescence.  The Company expects to incur significant expenses to fund operations to develop new products and to support existing product sales.

As further described in Note 11, Subsequent events, on September 7, 2010, the Company was acquired by Authentec, Inc. ('AuthenTec").

Basis of Presentation
The accompanying interim unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  In management's opinion, the accompanying interim unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company as of June 30, 2010, the results of operations for the six months ended June 30, 2010 and June 30, 2009, and cash flows for the six months ended June 30, 2010 and June 30, 2009.  Certain information and disclosures normally included in the notes to the annual financial statements prepared in accordance with GAAP have been omitted from these interim condensed consolidated financial statements. Accordingly, these interim unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the fiscal year ended December 31, 2009.  The condensed consolidated balance sheet as of December 31, 2009 was derived from the Company's audited consolidated financial statements and does not include all disclosures required by GAAP.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Principles of Consolidation
The interim unaudited condensed consolidated financial statements include the accounts of UPEK and its wholly-owned subsidiaries and reflect the elimination of all significant inter-group balances, intercompany accounts and transactions.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original or remaining maturity of three months or less at the time of purchase to be cash equivalents.  At June 30, 2010 and December 31, 2009, the Company had $3.2 million and $5.8 million in cash and cash equivalents, respectively.  The Company deposits cash and cash equivalents with high credit quality financial institutions.

Concentration of Risk
The following table summarizes revenue and accounts receivable from direct customers in excess of 10% of total revenue and receivables, respectively.  Revenue and accounts receivable from direct customers less than 10% are denoted with an “*”.

	Revenue		Accounts Receivable
	Six months ended June 30,		As of June 30,	As of December 31,
Direct Customer	2010	2009	2010	2009

Customer A	34%	*	49%	13%
Customer B	11%	42%	*	*
Customer C	*	*	*	14%
Customer D	*	*	*	21%
Customer E	*	*	*	12%

The loss of any of the significant customers noted in the above table could have a material adverse effect upon the operating results of the Company.

The Company currently buys substantially all of its wafers from two suppliers.  In addition, the Company relies on a limited number of contractors for the packaging, assembly and final testing of its products.  Although there are a limited number of other manufacturers of the particular components, management believes that other suppliers could provide similar components on comparable terms.  A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Fair Value of Financial Instruments
The following table summarizes, for each category of assets or liabilities, the respective fair value and the classification by level of input within the fair value hierarchy (in thousands):

(in thousands)	Fair Value Measurements at June 30, 2010
		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets
Money market instruments and funds	$3,182	$3,182	$-	$-
Total assets	$3,182	$3,182	$-	$-

(in thousands)	Fair Value Measurements at December 31, 2009
		Quoted Prices	Significant
		in Active	Other	Significant
		Markets for	Observable	Unobservable
		Identical Assets	Inputs	Inputs
	Total	(Level 1)	(Level 2)	(Level 3)
Assets
Money market instruments and funds	$5,781	5,781	-	-
Total assets	$5,781	$5,781	$-	$-

Liabilities
Preferred stock warrant liability	$1,500	$-	$-	$1,500
Total liabilities	1,500	-	-	1,500

The following table is a reconciliation of liabilities measured at fair value using significant unobservable inputs (Level 3):

The change in the fair value of the warrant liability is summarized below:
(in thousands)	Level 3
Balance as of December 31, 2009	$1,500
Transfers in to Level 3	-
Re-measurement of preferred stock warrant liability	(1,500)
Balance as of June 30, 2010	$-0-

Internal-Use Software
Costs related to software acquired, developed or modified solely to meet the Company’s internal requirements and for which there are no substantive plans to market the software are capitalized in accordance with the provisions of ASC 350-40-15, Intangibles, Goodwill and Other - Internal Use Software.  Costs incurred after the preliminary planning stage of the project and after management has authorized and committed funds to the project are capitalized.  Computer software developed or obtained for internal use were included in Property and Equipment on the Condensed Consolidated  Balance Sheets.  The Company capitalized $3,000 and $8,000 related to software development for internal use during the six month period ended June 30, 2010 and 2009, respectively.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Advertising Costs
The Company expenses advertising costs as incurred.  Advertising costs were $2,000 and $1,000 for the six month period ended June 30, 2010 and June 30, 2009, respectively.  Such expense is included in Sales and Marketing Expense.

Comprehensive income (loss)
The Company's comprehensive income (loss) includes net income (loss) and other comprehensive income (loss), which consists of translation adjustments, net of tax. A summary of the comprehensive income (loss) for the six months ended June 30, 2009 and June 30, 2010 is as follows:

	Six Months Ended June 30,
(in thousands of dollars)	2010	2009

Net loss	(5,086)	(6,063)
Other comprehensive income (loss):
Translation adjustment	(311)	49
Comprehensive loss	(5,397)	(6,014)

Recent Accounting Developments
In October 2009, the Financial Accounting Standards Board ('FASB') issued Accounting Standards Update ("ASU") 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to ASC) Topic 605, Revenue Recognition) ("ASU 2009-13") and ASU 2009-14, Certain Arrangements That Include Software Elements, (amendments to FASB ASC Topic 985,Software) ("ASU 2009-14").  ASU 2009-13 amends ASC Topic 605 to 1) provide updated guidance on whether multiple deliverable exist, how the deliverables in an arrangement should be separated, and the consideration allocated; 2) require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have VSOE or third-party evidence of selling price; and 3) eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method.  ASU 2009-14 amends ASC Topic 985 to remove tangible products from the scope of software revenue guidance and provides on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance.  The Company is required to adopt ASI 2009-13 and ASU 2009-14 on January 1, 2011. Early adoption is permitted.  The Company is currently evaluating the impact of ASU 2009-13 and ASU 2009-14 on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Topic 820: Fair Value Measurements and Disclosures - Improving Disclosures about Fair Value Measurements, which updates the Codification to require new disclosures for assets and liabilities measured at fair value.  The requirements include expanded disclosure of valuation methodologies for fair value measurements, transfers between levels of the fair value hierarchy, and gross rather than net presentation of certain changes in Level 3 fair value measurements.  The updates to the Codification contained in ASU No. 2010-06 were effective for interim and annual periods beginning after Dec. 15, 2009, except for requirements related to gross presentation of certain changes in Level 3 fair value measurements, which are effective for interim and annual periods beginning after Dec. 15, 2010.  The Company implemented the portions of the guidance required on January 1, 2010, and the implementation did not have a material impact on its consolidated financial statements.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

In January 2010, the FASB issued ASU No.2010-09, Topic 855: Subsequent Events. As a result of ASU No. 2010-09, SEC registrants will no longer disclose the date through which management evaluated subsequent events in the financial statements, either in originally issued financial statements or reissued financial statements.  The guidance in ASU No. 2010-09 is effective immediately. The Company adopted ASU 2010-09 and it did not have a material effect on its current financial statements.

In April 2010, the FASB issued ASU No. 2010-17, Topic 650: Revenue Recognition - Milestone Method. This update provides guidance on defining a milestone as well as the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. The amendments in this update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption of ASU 2010-17 is permitted. The Company does not anticipate that the adoption of ASU 2010-17 will have a material impact on its consolidated financial statements.

2.	Balance Sheet Components

Accounts receivable, net, were the following:

	June 30	December 31
(in thousands of dollars)	2010	2009
	(Unaudited)	(Unaudited)

Accounts receivable	$5,360	$2,665
Allowance for doubtful accounts	(53)	(24)
	$5,307	$2,641

The Company had no write-offs or recoveries for the six months ended June 30, 2010 or 2009.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Inventories, net, consisted of the following:

	June 30	December 31
(in thousands of dollars)	2010	2009
	(Unaudited)	(Unaudited)

Wafers and raw materials	$412	$1,055
Work in process	715	237
Finished goods	507	583
	$1,634	$1,875

Property and equipment, net, consisted of the following:

	June 30	December 31
(in thousands of dollars)	2010	2009
	(Unaudited)	(Unaudited)

Manufacturing and test equipment	$3,595	$3,492
Computer equipment	835	851
Software	2,134	2,124
Furniture and fixtures	313	315
Leasehold improvements	169	169
	7,046	6,951
Less: Accumulated depreciation and amortization	(5,669)	(5,096)
	$1,377	$1,855

Depreciation and amortization expense was $622,000 and $1.2 million for the six months ended June 30, 2010 and 2009, respectively.  The Company had no property and equipment under capital leases as of June 30, 2010, June 30, 2009 or December 31, 2009.

Accrued liabilities consisted of the following:

	June 30	December 31
(in thousands of dollars)	2010	2009
	(Unaudited)	(Unaudited)

Employee compensation	$531	$1,190
Customer rebates	63	76
Accrued vendor invoices	1,233	2,014
Product warranty	121	142
Other accrued liabilities	30	24
	$1,978	$3,446

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

3.	Income Taxes

The Company considers available objective evidence, both positive and negative, including the Company’s history of operating losses, carryback availability, expectations for future income and ongoing prudent and feasible tax planning strategies, in assessing whether realization of the Company’s deferred tax assets is more likely than not.

The Company continuously monitors the circumstances impacting the expected realization of its deferred tax assets for each jurisdiction.  The Company considers all available evidence, both positive and negative, including historical levels of income in each jurisdiction, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance.  If the Company determines it is more likely than not that some or all of its deferred tax assets will be realized in the foreseeable future, the Company will adjust its valuation allowance accordingly.  A change in the Company’s assessment regarding the realization of its deferred tax assets will impact its effective tax rate in the period the Company revises its assessment and in subsequent periods.

The Company provides for deferred taxes under ASC 740-30, Income Taxes – Other Considerations or Special Areas, for the presumed repatriation of earnings from all non-U.S. subsidiaries and unconsolidated affiliates with the exception of Singapore.  The indefinite reversal criterion of ASC 740-30-25 allows the Company to overcome that presumption, as the Company has plans to indefinitely reinvest earnings in Singapore.

Accounting for Uncertainty in Income Taxes
In accordance with ASC740 – Income Taxes, the Company recognizes tax positions for which the timing of the ultimate resolution is uncertain as long-term liabilities.  The Company’s total amount of unrecognized tax benefits as of December 31, 2009 and June 30, 2010 was $4.2 million and, if recognized, $0.3 million would reduce the Company’s effective tax rate and $3.9 million would be recorded as a reduction of deferred tax assets.

The Company includes interest and penalties related to unrecognized tax benefits within the Company’s income tax provision.  For the six months ended June 30, 2010 and 2009, the Company did not record any amount of interest and penalties related to unrecognized tax benefits in its provision for income taxes.

The Company’s primary tax jurisdictions are the United States, the Czech Republic and Singapore.  The tax years 2005 through 2009 remain open and subject to examination by the appropriate governmental agencies in the United States, the Czech Republic and Singapore.

4.	Related Party Transactions

Agreements with STM
The Company entered into several agreements with STM that governed the acquisition of certain assets and assumption of certain liabilities associated with the business of TouchChip and the relationship between STM and UPEK subsequent to the consummation of the acquisition.  These include a contribution agreement, a noncompetition agreement, a license agreement, a purchase and supply agreement and several transition services agreements and shared functions and transition services, research and development services and equipment leasing arrangements.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Purchase and Supply Agreement
On March 4, 2004, the Company also entered into a purchase and supply agreement with STM for the supply of semiconductor wafers, sensors and companion chips and related foundry and manufacturing services by STM.  The initial term of this agreement expired in March 2007 and is subject to automatic renewal on an annual basis unless terminated with at least six months’ notice.  The Company has not received any notice of termination of this agreement from STM.  Under this agreement, STM is obligated only to use reasonable efforts to supply the Company with products, subject to STM’s capacity availability.  Under the agreement, prices for items the Company orders are to be negotiated in good faith on an annual basis and based on the most favorable prices offered by STM to other customers for products in similar technologies and volumes.

During the term of this agreement, STM is obligated to use commercially reasonable efforts to make available to the Company the benefit of its existing foundry relationships so that any foundry already qualified on the wafers or products the Company orders would be available to the Company.  STM also agreed to pass its foundry pricing to the Company plus a handling charge and to assist one alternate supplier of sensor wafers with the initial start-up of production.

The agreement provides that STM indemnify the Company against intellectual property infringement claims relating to its design rules or design kit models and that the Company indemnify STM for certain claims arising out of the combination of an STM product manufactured for the Company with other products and certain claims related to specifications, designs or software the Company provides to STM.  STM’s total liability under such provision is limited to the aggregate purchase price for wafers or products that are the subject matter of each claim purchased in the most recent 12 months prior to the event giving rise to such claim, subject to certain exceptions.  STM has made a claim for indemnification from the Company under this provision, as more fully described in Note 5.

Issuance of Warrant to STM
In June 2005, the Company issued a warrant to STM to purchase 666,666 shares of its common stock at an exercise price equal to $0.03 per share.  In exchange for the issuance of the warrant, among other consideration, STM agreed to provide certain financial statements relating to TouchChip and other financial information to the Company prior to September 30, 2006, to consent to the use of such financial information in the Company’s SEC filings and to assist the Company in various matters related to such financial information and certain other conditions.  The Company agreed to reimburse STM for auditor fees and expenses incurred in relation thereto.  STM provided certain financial statements to the Company prior to September 29, 2006.

STM may exercise the warrant, subject to certain conditions, during the period starting from the date on which the Company has provided a transaction notice to STM of its intention to consummate either a change of control or an initial public offering of its securities, either meeting certain minimum valuation thresholds, and ending 15 days following the date of such notice in the event of a qualified change of control or 180 days following the effective date of a qualified initial public offering.

The warrant also provides that, if the net value of the shares issued upon exercise of the warrant is less than $1.5 million, the Company will pay STM the difference between $1.5 million and the actual net value of such shares.

Under the agreement, STM agreed that it will vote its shares in the same manner as the holders of a majority of the Company’s then outstanding shares of Series A and Series B-1 preferred stock with respect to a change in control if such change in control is approved by its Board of Directors.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

The warrant agreement is being accounted for as a liability award due to its minimum cash settlement feature, and, accordingly, the cost of the warrant will be adjusted each quarter based on changes in the fair market value of the Company’s common stock until such time as the warrant is exercised, cancelled or expires.  During the six months ended June 30, 2010 and 2009, the fair value of the Company common stock declined and the Company recorded a benefit of $1.5 million and $0.78 million, respectively related to the change in the carrying value of the warrant. As of June 30, 2010, the warrant liability was valued at $0. The warrant was unexercised as of June 30, 2010.

STM Right of First Refusal
The Company is also party to an agreement with STM providing it with a right of first refusal to purchase the intellectual property assets the Company purchased from STM in the event the Company resolves to sell or dispose of all or substantially all of its assets for less than $35 million (prorated with respect to a sale of substantially, but less than all, assets), to cease operations or to enter into bankruptcy, insolvency or reorganization proceedings.  In such event, STM has the right to make an offer to the Company to acquire such assets at their mutually agreed fair market value.  If the parties cannot agree on a fair market value, the Company is permitted to sell such assets to a third party.  This right of first refusal will terminate upon the earlier of STM’s exercise of its warrant to purchase 666,666 shares of the Company’s common stock or the consummation of the Company’s initial public offering.

Transactions with STM
During the six month period ended June 30, 2010, the Company accrued or paid for cost of services and product to STM in the aggregate amount of $2.3 million. As of June 30, 2010, the Company had amounts due to STM of $1.3 million.

Accent S.r.l.
The Company utilizes Accent S.r.l., a provider of technology consulting services, to provide consulting services for the development of its products.  Three members of the Company’s Board of Directors are also on Accent’s Board of Directors.  During the six months ended June 30, 2009, the Company accrued or paid for the cost of services to Accent in the aggregate amount of $400,000.  There were no amounts due to Accent as at June 30, 2010.

Cadence Design Systems Agreement
In 2004, the Company entered into an agreement with Cadence Design Systems, a provider of design software.  A member of the Company’s Board of Directors is also on the Board of Directors of Cadence.  During the six months ended June 30, 2010, the Company accrued or paid for the cost of services to Cadence for $500,000.  As of June 30, 2010, the Company had amounts due to Cadence of $400,000.

5.	Commitments and Contingencies

Purchase and Other Commitments
The Company enters into inventory related purchase commitments with various suppliers for products which it intends to sell in the normal course of business.  The Company had $1.8 million and $800,000 of noncancellable purchase commitments as of June 30, 2010 and December 31, 2009, respectively.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Contingencies

Indemnification Obligations
The Company is subject to certain indemnification obligations to STM in connection with the supply and purchase agreement entered into at the time of the Company’s acquisition of TouchChip business unit.  These indemnification obligations cover a variety of aspects of the Company’s business, including, but not limited to STM products manufactured for UPEK.

The Company’s bylaws require it to indemnify its officers and directors, as well as those who act as directors and officers of other entities at the request of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising out of their services to the Company.  In addition, the Company has entered into separate indemnity agreements with each director and officer that provide for indemnification of these directors and officers under certain circumstances.  The Company purchases insurance to cover claims or a portion of any claims made against its directors and officers.  Since a maximum obligation is not explicitly stated in the Company’s bylaws or these indemnity agreements and will depend on the facts and circumstances that arise out of any future claims, the overall maximum amount of the obligations cannot reasonably be estimated.  Historically, the Company has not made payments related to these indemnification obligations and the Company believes the estimated fair value of these indemnification obligations is not considered to be material.  Accordingly, the Company has recorded no liabilities for these agreements as of June 30, 2010 and December 31, 2009.

As is customary in the Company’s industry and as provided for in local law in the U.S. and other jurisdictions, many of the Company’s standard contracts provide remedies to customers and other third parties with whom the Company enters into contracts, such as defense, settlement or payment of judgment for intellectual property claims related to the use of its products.  From time to time, the Company also agrees to indemnify customers, suppliers, contractors, lessors, lessees and others with whom it enters into contracts, against loss, expense or liability arising from various triggering events related to the sale and the use of the Company’s products and services, the use of their goods and services, the use of facilities and other matters covered by such contracts, usually up to a specified maximum amount.  In addition, from time to time, the Company also agrees to indemnify these parties against claims related to undiscovered liabilities, additional product liability or environmental obligations.  Claims made under such indemnification obligations have been insignificant, and the Company believes the estimated value of these indemnification obligations is not material.  Accordingly, the Company has recorded no liabilities for these provisions as of June 30, 2010 and December 31, 2009.

The Company is a party to an agreement with a major customer pursuant to which the Company may be obligated to indemnify the other party with respect to epidemic defects.  The terms of the indemnification obligation are three years from shipment of the goods.  There is a limit to the Company’s potential liability for indemnification and the Company has an errors and omissions insurance policy that substantially reduces the exposure and possible losses.  The amount of potential future payments, if any, that might be required to make as a result of this agreement cannot be estimated.  To date, no indemnification claims have been made.  As a result, the Company believes the estimated value of this indemnification agreement is not material.  Accordingly, no accruals were made for any amounts for this indemnification obligation as of June 30, 2010 and December 31, 2009.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Legal Contingencies
The Company is subject to legal proceedings, claims and litigation arising in the ordinary course of business, including intellectual property litigation.  While the outcome of these matters is currently not determinable, the Company does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows and no amounts were accrued for these exposures at June 30, 2010 and December 31, 2009.

AuthenTec Delaware Litigaton
On January 29, 2010, UPEK filed a complaint against AuthenTec, Inc., in the Court of Chancery of the State of Delaware.  Through this action, captioned UPEK, Inc. v. AuthenTec, Inc., UPEK sought a judicial declaration that: (i) UPEK's stockholder notice of intent to nominate candidates for election to AuthenTec’s board of directors and to propose an amendment to AuthenTec’s bylaws at the upcoming annual meeting of AuthenTec’s stockholders (the "Notice") complies with Delaware law and AuthenTec’s relevant bylaws, and that UPEK is entitled to have its slate of nominees and proposed bylaw amendment voted on by AuthenTec stockholders; (ii) AuthenTec's certificate of incorporation on file with the Secretary of State of the State of Delaware is the true certificate of incorporation of AuthenTec; and (iii) the true certificate of incorporation permits record holders of not less than 10% of the Common Stock to call a special meeting of AuthenTec stockholders ("Special Meeting"). On February 12, 2010, AuthenTec filed an answer to UPEK’s complaint and asserted counterclaims, later amended on February 23, 2010, alleging that (i) the Notice failed to comply with AuthenTec's advance notice bylaw, and (ii) UPEK had breached a nondisclosure agreement between UPEK and AuthenTec.  On March 1, 2010, the parties entered into a stipulation which narrowed their respective claims.  In particular, AuthenTec stipulated that it would not preclude UPEK from nominating its candidates at any Special Meeting or presenting its proposed bylaw amendment at any Special Meeting, except on the ground that the Notice failed to “completely and truthfully” provide the information required by AuthenTec’s advance notice bylaw.  After expedited discovery, on April 6, 2010, AuthenTec stipulated to the remaining relief sought by UPEK in the action and dropped its counterclaim disputing the Notice's validity on any grounds. AuthenTec's counterclaim alleging violation of the parties' nondisclosure agreement remains pending.  No estimate can be made of the potential range of costs that may have to be incurred in this matter and, accordingly, no liability has been recorded.

As further discussed in Note 11, Subsequent events, the Company was acquired by AuthenTec on September 7, 2010 and the above mentioned Litigation was dismissed upon the merger of the two companies.

AuthenTec Patent and Trade Secret Litigation
On January 29, 2010, UPEK filed a complaint in the United States District Court for the Northern District of California (San Jose Division), captioned UPEK, Inc. v. AuthenTec, Inc., (Case No. 10-cv-00424-JL (PVT)).  The complaint alleges that AuthenTec has been infringing a UPEK patent and seeks damages and injunctive relief in connection therewith. The complaint also alleges that five of AuthenTec's patents are not infringed by UPEK and that those patents are invalid, and seeks declaratory relief in connection therewith. On February 3, 2010, AuthenTec responded to UPEK's complaint.  In its response, AuthenTec also counterclaimed for infringement of the five patents UPEK raised in its complaint. AuthenTec also counterclaimed against UPEK for misappropriation of trade secrets relating to the Company’s hiring of certain former employees of Atrua Technologies, Inc. (“Atrua”). On February 23, 2010, UPEK amended its complaint to include allegations that one of AuthenTec's patents was unenforceable.  On March 23, 2010, AuthenTec responded to UPEK's amended complaint.  On March 24, 2010, UPEK served a motion for sanctions on AuthenTec, which alleged that counterclaims under three of the five patents that AuthenTec accuses UPEK of infringing are frivolous.  This motion for sanctions was filed on April 26, 2010.  On April 22, 2010, AuthenTec filed amended counterclaims.  In its amended counterclaims, AuthenTec dropped

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

infringement claims under two of AuthenTec's patents (one which was identified in UPEK's sanctions motion) and added infringement claims under one of AuthenTec's patents.  No estimate can be made of the potential range of costs that may have to be incurred in this matter and, accordingly, no liability has been recorded.

As further discussed in Note 11, Subsequent events, the Company was acquired by AuthenTec on September 7, 2010 and the above mentioned Patent and Trade Secret Litigation was dismissed upon the merger of the two companies.

Innovative Biometric Technology, Inc. ("IBT")
In April 2009 a customer informed the Company that IBT is alleging that certain notebook computers using UPEK technology infringed on a patent. The Company has not been named in the lawsuit, but has been asked by the customer for indemnification. Subsequently, four additional customers have been named in the suite and have asked the Company for indemnification. The Company has agreed to provide certain indemnifications in accordance with the underlying contracts with these customers. IBT is seeking unspecified monetary damages from the defendants in this case. The Company believes IBT’s patent is invalid and not infringed.

6.	Convertible Promissory Notes

In March 2010, the Company issued an aggregate of $2.4 million in convertible promissory notes (the “Initial Notes”).  In April 2010 and May 2010, the Company issued an additional $2.6 million and $0.6 million in convertible promissory notes, respectively (the “Additional Notes”).  The promissory notes accrue interest at 7% per annum, compounded annually, and are due on the earlier of (i) March 11, 2011 for the Initial Notes or April 21, 2011 for the Additional Notes, (ii) upon the sale of the Company’s capital stock with aggregate proceeds of at least $9 million, and with the principal purpose of raising capital (a “qualified equity financing”), or (iii) upon an event of default, as defined. In the event the Company consummates, prior to the maturity date, a change of control, then immediately prior to or simultaneous with the consummation of such change of control, the Company shall pay an amount equal to (a) two times the principal amount of the Note plus (b) all outstanding accrued interest thereon.  The convertible promissory notes were issued to existing shareholders.  The holdings of those shareholders who declined to participate in the issuance of the Initial Notes were converted to common stock. As of June 30, 2010, $5.7 million of convertible promissory notes (including accrued interest of $90,000) were outstanding.

As further discussed in Note 11, Subsequent events, the Company was acquired by AuthenTec on September 7, 2010. In accordance with the terms of the Merger Agreement, a portion of the Merger Consideration was used to settle the issued and outstanding UPEK Convertible Promissory Notes and associated accrued and unpaid interest thereon.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

7.	Mandatorily Redeemable Convertible Preferred Stock

Mandatorily redeemable convertible preferred stock by series at June 30, 2010 is as follows:

		Shares
		Issued
	Shares	and	Carrying	Liquidation
(in thousands)	Authorized	Outstanding	Value	Value

Series A-2	3,333	2,573	$7,486	$7,718
Series B-3	6,917	5,333	15,992	16,000
Series C-2	530	417	5,489	5,513
Series D-2	438	332	5,303	5,314
Series E-1	3,400	3,242	12,558	23,093
	14,618	11,897	$46,828	$57,638

Mandatorily redeemable convertible preferred stock by series at December 31, 2009 is as follows:

		Shares
		Issued
	Shares	and	Carrying	Liquidation
(in thousands)	Authorized	Outstanding	Value	Value

Series A-1	3,333	2,653	$7,692	$7,958
Series B-2	6,917	5,500	16,491	16,500
Series C-1	530	429	5,642	5,670
Series D-1	438	332	5,302	5,314
Series E	3,400	3,315	11,964	23,611
	14,618	12,229	$47,091	$59,053

Exchange of Series A-1, Series B-2, Series C-1, Series D-1 and Series E Preferred Stock
Concurrent with the issuance of convertible promissory notes, holders of preferred stock were entitled to exchange their remaining shares from Series A-1, Series B-2, Series C-1, Series D-1 and Series E to Series A-2, Series B-3, Series C-2, Series D-2 and Series E-1, respectively, on a one-to-one basis.  Any remaining shares not exchanged converted to common stock.  A total of 331,329 shares of common stock were issued in exchange for 80,075 shares of Preferred Series A-1, 166,666 shares of Preferred Series B-2, 11,846 shares of Preferred Series C-1, and 72,742 shares of Preferred Series E.

8.	Common Stock

The Company’s amended and restated Certificate of Incorporation designates and authorizes the Company to issue 46 million shares of common stock with a par value of $0.0001 per share.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

Common Shares Reserved for Issuance
As of December 31, 2009 and June 30, 2010, the Company had reserved shares of common stock for issuance as follows:

	June 30,	December 31,
	2010	2009
Conversion of preferred Series A-1	-	2,652,686
Conversion of preferred Series A-2	2,572,612	-
Conversion of preferred Series B-2	-	5,499,995
Conversion of preferred Series B-3	5,333,329	-
Conversion of preferred Series C-1	-	429,295
Conversion of preferred Series C-2	417,449	-
Conversion of preferred Series D-1	-	332,342
Conversion of preferred Series D-2	332,342	-
Conversion of preferred Series E	-	3,314,630
Conversion of preferred Series E-1	3,241,888	-
Exercise of outstanding stock options	875,103	927,005
Shares of common stock available for grant	1,590,719	1,538,817
Warrants to purchase common stock	3,552,815	3,552,815
	17,916,257	18,247,585

9.	Stock-based Compensation

Share-based compensation expenses recorded during the six-month period ended June 30, 2010 and 2009 are included in the Company’s consolidated statement of operations as follows:

	June 30,
	2010	2009
(in thousands of dollars)	(Unaudited)	(Unaudited)

Research and development	$41	$85
Sales and marketing	10	42
General and administrative	69	159
Cost of revenue	-	-
	$120	$286

Capitalizable share-based compensation expense relating to inventory or deferred cost of sales was not significant for any period presented.

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	June 30,
	2010	2009

Risk-free interest rates	N/A	1.86 - 1.87
Expected life	N/A	6.08
Expected dividends	N/A	-
Weighted average expected volatility	N/A	67.97%

The weighted average grant date fair value of options granted to employees for the six-month period ended June 30, 2009 were $2.65. No options were issued during the six-month period ended June 30, 2010.

The Company based expected volatility on the historical volatility of a peer group of publicly traded entities.  The expected term of options gave consideration to early exercises, post-vesting cancellations and the options’ contractual term.  The risk-free interest rate for the expected term of the option is based on the U.S. Treasury Constant Maturity Rate as of the date of grant.

10.	Warranty Liability

The Company’s products are generally subject to warranties ranging from three months to three years.  Liabilities for the estimated future costs of repair or replacement and for the provision of bug fixes that are necessary to maintain compliance with published specifications are established and charged to cost of sales at the time the related sale is recognized.  The amount of liability to be recorded is based on management’s best estimates of future warranty costs after considering historical and projected product failure rates and product repair costs.  If actual warranty activity and replacement costs differ significantly from these estimates, adjustments to recognize additional cost of revenue may be required in future periods.  Activity for the Company’s warranty accrual which is included in accrued liabilities is summarized below:

(in thousands of dollars)	June 30, 2010	December 31, 2009
	(Unaudited)

Balance at beginning of period	$143	$261
Accrual for warranties during the year or period	88	41
Additional accruals	(97)	(146)
Settlements made during the year or period	(13)	(13)
Balance at end of period	$121	$143

UPEK, Inc.
Notes to Interim Unaudited Condensed Consolidated Financial Statements
June 30, 2010 and June 30, 2009

11.	Subsequent Events

On September 3, 2010, the Company entered into a Merger Agreement by and among AuthenTec, Inc., AU Merger, Inc., a wholly owned subsidiary of AuthenTec (“the Sub”), and Sofinnova Capital IV FCPR, as the Stockholders Representative, pursuant to which, on September 7, 2010, the Sub was merged with and into the Company and with UPEK surviving as a wholly-owned subsidiary of AuthenTec.

Pursuant to the Merger Agreement, AuthenTec acquired all of the outstanding shares of capital stock of the Company in exchange for 5,956,540 shares of common stock of AuthenTec and a non-interest bearing convertible promissory note in the principal amount of $21,557,559 (the “Note”), ("Merger Consideration").  The maturity date (the “Maturity Date”) of the Note is the earlier of (x) as soon as commercially practicable but in any event no later than three business days after the special meeting of AuthenTec’s stockholders held to approve the conversion of the Note into an additional 7,984,281 shares of common stock of AuthenTec (the “Note Satisfaction Shares”) and (y) March 1, 2011 (subject to a 60-day extension upon the occurrence certain events).  If at a special meeting of the AuthenTec’s stockholder the issuance of the Note Satisfaction Shares is not approved, the Note shall become immediately due and payable on the Maturity Date.

In accordance with the terms of the Merger Agreement, a portion of the Merger Consideration was used to settle the issued and outstanding UPEK Convertible Promissory Notes and associated accrued and unpaid interest thereon.